CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We have issued our report dated November 20, 2008, accompanying the financial statements of Insured Municipals Income Trust, Limited Maturity Series 96, California Insured Municipals Income Trust, Series 225 and Florida Insured Municipals Income Trust, Series 157 (included in Van Kampen Unit Trusts , Municipal Series 516) as of July 31, 2008, and for each of the three years in the period then ended and the financial highlights for the period from August 4, 2004 (date of deposit) through July 31, 2005 and for each of the three years in the period ended July 31, 2008, contained in this Post-Effective Amendment No. 4 to Form S-6 (File No. 333-117159) and Prospectus.

     We hereby consent to the use of the aforementioned report in this Post-Effective Amendment and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm".

GRANT THORNTON LLP

New York, New York
November 20, 2008